Exhibit 99.4

January 10, 2002




ROHN Industries, Inc.
6718 W. Plank Road
P.O. Box 2000
Peoria, Illinois 61604



         Re:      $65,000,000 Credit Facility


Ladies and Gentlemen:

This letter is delivered to you in connection with the Credit Agreement dated as of March 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among ROHN INDUSTRIES, INC., a Delaware corporation (the "Parent"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively, the "Borrowers" and each a "Borrower"), the Parent and each of the Parent's domestic Subsidiaries, as Guarantors, the financial institutions that are or may from time to time become parties hereto, as lenders (together with their respective successors and assigns, the "Lenders" and each a "Lender"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in its individual capacity, "LaSalle", and in its capacity as administrative agent for the Lenders, the "Administrative Agent"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in its individual capacity, "NCB", and in its capacity as syndication agent for the Lenders, the "Syndication Agent" and together with the Administrative Agent, the "Agents"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement. In connection with, and in consideration of the agreements contained in the Credit Agreement, the Borrowers agree with the Agents as follows:

     Inventory Cap on Borrowing Base. The Borrowers hereby acknowledge that, in preparing the Borrowing Base going forward, the maximum amount contributed pursuant to clause (ii) of the definition of "Borrowing Base" shall not exceed (x) 55% of the Borrowing Base through June 29, 2002 and (y) 45% of the Borrowing Base from June 30, 2002 and thereafter.

If the foregoing is in accordance with your understanding, please execute and return this letter to us.



Very truly yours,


LASALLE BANK NATIONAL ASSOCIATION


By:  /s/ James J. Hess
     ---------------------------------
Title:  Vice President



NATIONAL CITY BANK


By:  /s/ Timothy T. Fogerty
     ---------------------------------
Title:  Vice President



Accepted and Agreed to
as of January 10, 2002:

ROHN INDUSTRIES, INC.
ROHN INSTALLATION SERVICES, INC.
ROHN ENCLOSURES, INC.
ROHN, INC.
ROHN PRODUCTS, INC.
ROHN CONSTRUCTION, INC.
FOLDING CARRIER CORP.
ROHN FOREIGN HOLDINGS, INC.
UNR REALTY, INC.


By: /s/ Brian B. Pemberton
    ---------------------------------
Title:  President and Chief Executive Officer